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EXHIBIT 10.4

EMPLOYMENT AGREEMENT

        THIS AGREEMENT, entered into this 9th day of August, 2002, by and between James Daniel Oliver (hereinafter referred to as "Employee") and CBWG Group, LLC (hereinafter referred to as "Employer");

        WHEREAS, Employer is in the process of organizing a new community-based banking corporation in the Carroll County area; and

        WHEREAS, Employer wishes to employ Employee as an officer of that entity; and

        WHEREAS, Employee wishes to enter into such employment subject to the benefits and the requirements contained herein;

        NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

I. TERMS OF EMPLOYMENT

        A)  Employment: The Employer agrees to employ the Employee, and the Employee agrees to accept the employment described in this Agreement.

        B)    Duties: (1) The Employee shall serve as the Executive Vice President and Chief Credit Officer of the Employer. He shall act in all ways and take all actions which are customarily associated with such a position. Employee shall report directly to the President of the Employer and shall perform such duties as are directed to him by the President. Employee shall be responsible for the day to day operations of the Employer's loan program and portfolio and the implementation of the Employer's business as it pertains to the loans made to customers by Employer. Employee shall further aid in the efforts to organize, promote and form the community based bank being organized by the Employer, as such efforts and duties may be designated by the President.

          (2)  Employee shall devote his full time efforts to his employment hereunder and shall at all times act in a professional manner, in keeping with the nature of his responsibilities and duties, and the rules and regulations of any local, state or federal agencies.

        C)    Term. The term of the Agreement shall be for three (3) years, and shall begin September 3, 2002. The term of this Agreement shall automatically renew for a period of one (1) year, unless either Employee or Employer shall provide the other with written notice of their election not to renew. Such notice must be given at least twelve (12) months prior to the end of the then in effect term. This Agreement shall renew for three (3) one (1) year renewal periods unless terminated pursuant to the notice requirement above, after which time it will terminate.

II. COMPENSATION

        A)    Base Compensation:    Employee shall receive a salary of $110,000.00 per year, payable in accordance with terms agreed to between the parties, but, in no event, on less than a monthly basis.

        B)    Benefits.    Employee shall receive medical and dental coverage for himself and all dependant members of his family, such coverage to be paid for by the Employer. Employee shall also be covered by a policy of disability insurance, such coverage to be paid for by the Employer. Employee shall be covered by a policy of life insurance, payable to such persons as designated by Employee, for an amount equal to 2 1/2 times his salary, but no greater than $250,000.00.

        C)    Expenses.    Employer shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in the fulfilling of his duties. The Employer shall pay dues required for

Employee's memberships in such social and civic clubs and professional organizations as approved by Employer. Such club memberships shall include a membership at Mirror Lake Golf Club.

        D)    Future Benefits Package:    1) Employer hereby agrees and covenants that should it be chartered and established as a banking corporation and should the Employee be approved as Executive Vice President of that new banking corporation by the chartering authority, Employee shall be granted stock options, exercisable at the initial offering price of the Employer's common stock, for a maximum of 10,000 shares of Employer's common stock, such options being exercisable, or earned, only after the Employer has become cumulatively profitable in its operation. Once the options are earned the Employee shall have ten years from such date to exercise his options. He shall do so by giving written notice to the Employer of his intention to exercise the options and then he must pay for such shares at the initial offering price within thirty (30) days of such notice. The Employee may exercise only a portion of the options once earned, and shall still retain the right to exercise any remaining options within the time specified. Once earned the ability to exercise the options shall be retained by the Employee even after the termination of this Agreement. Upon his death the right to exercise the options shall transfer to the Employees estate. They shall not be otherwise transferable. 2) Employee shall also be eligible for any management incentive programs established by Employer. 3) Employee shall be formally considered for membership on the Board of Directors of the newly established bank, within twelve (12) months of its opening for daily business.

III. TERMINATION AND CHANGE IN CONTROL

        (A)    For Cause:    The Employer may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (1) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (2) a material violation by the Employee of any of his obligations or duties under the terms of this Agreement or any rules, regulations or requirements placed upon him in his employment by any state or federal banking or commerce agency; (3) conviction of or entry of a plea of nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to perform his duties; (4) conduct involving moral turpitude; (5) gross insubordination or repeated insubordination after written warning by Employer or its President; and (6) material and continuing failure by the Employee to perform the duties described herein in a quality and professional manner following thirty (30) days written warning by the Employer or its President. Upon termination for cause, the Employer's sole and exclusive obligation to Employee will be to pay his compensation earned through the date of termination.

        (B)    Upon Death or Disability.    The Employer may terminate the Employee's employment upon the Employee's death or on the Employee's total disability. Total Disability shall mean Employee's inability to perform his duties hereunder due to mental or physical illness for a period of two (2) consecutive months. Upon Employee's termination for death or disability, the Employer's sole obligation shall be to pay Employee's compensation through the termination date.

        (C)    Without Cause:    The Employer may terminate the Employee's employment without cause only after the expiration of the three (3) year term of this Agreement. This Agreement may be terminated prior to its terms by mutual agreement of the parties executed in writing.

        (D)    Failure to Receive Charter:    Should the Employer not receive a charter from the State of Georgia or the United States for the operation of its banking corporation, then this Agreement shall automatically terminate within twelve months of the date that the Employer ceases its efforts to obtain such a charter.

        (D)    Change in Control:    The Employee may terminate this Agreement for Good Reason upon delivery of a Notice of Termination to the Company within a 90 day period beginning on the 30th day after any occurrence of a Change in Control or within a 90 day period beginning on the one year anniversary of the occurrence of a Change in Control. Upon such termination pursuant to the provision of their paragraph III D, the Employee shall be entitled to the continuing payment of his Base Compensation provided for in paragraph II A for the remainder of term of this Agreement as of the date of the termination or a period of one year following the date of the termination, whichever is longer. He shall receive no other benefits.

          (1)  A "Change in Control" shall mean the occurrence during the Term of any of the following events:

      (a) An acquisition (other than directly from the Employer) of any voting securities of the Employer (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Employer's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non- Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Employer or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Employer (a "Subsidiary"), (2) the Employer or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

      (b) The individuals who, as of the date of this Agreement, are members of the Employer's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Employer's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (c) Approval by stockholders of the Employer of:

        (i) A merger, consolidation or reorganization involving the Employer, unless

                (aa) the stockholders of the Employer, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                (bb) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

        (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction.")

        (ii)    A complete liquidation or dissolution of the Employer; or

        (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a Subsidiary).

      (d) Notwithstanding anything contained in this Agreement to the contrary, if the Employer's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

          (2)  "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (i) through (viii) hereof:

      (i)    a change in the Employee's status, title, position or responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; any removal of the Employee from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason, or any other change in condition or circumstances that in the Employee's reasonable judgment makes it materially more difficult for the Employee to carry out the duties and responsibilities of his office than existed at any time within ninety days preceding the date of Change in Control or at any time thereafter;

      (ii)  a reduction in the Employee's base salary or any failure to pay the Employee any compensation or benefits to which he is entitled within five days of the date due;

      (iii) the Employer's requiring the Employee to be based at any place outside a 30 mile radius from the executive offices occupied by the Employee immediately prior to the Change in Control, except for reasonably required travel on the Employer's business which is not materially greater than such travel requirements prior to the Change in Control;

      (iv)  the failure by the Employer to (aa) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Employee was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Employee or (bb) provide the Employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Employee was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

      (v)    the insolvency or the filing (by any party, including the Employer) of a petition for bankruptcy of the Employer, which petition is not dismissed within sixty days;

      (vi)    any material breach by the Employer of any provision of this Agreement;

      (viii) any purported termination of the Employee's employment for Cause by the Company which does not comply with the terms of this Agreement; or

      (viii) the failure of the Employer to obtain an agreement, satisfactory to the Employee, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

          Any event or condition described in clause (i) through (viii) above which occurs prior to a Change in Control but which the Employee reasonably demonstrates (A) was at the request of a Third Party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

IV. ADDITIONAL PROVISIONS

        A)    Confidentiality:    During his employment and thereafter, the Employee shall not disclose to anyone any confidential information regarding the Employer or the business of the Employer. For the purposes of this Agreement, "confidential information" shall include any of the Employer's confidential proprietary or trade secret information that is disclosed to Employee or Employee learns as a result of his employment, such as, but not limited to, any financial information, financial data, financial plans, business plans or strategies of the Employer, the Employer's business, or its customers, investors or shareholders.

        B)    Notices.    Any notice permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States Mail, postage prepaid, addressed to the Employer at:

    Community Bank
    P.O. Box 667
    Villa Rica, GA 30180

        addressed to the Employee at:

    James Daniel Oliver
    2360 Habersham Drive
    Marietta, GA 30064

        or at any other address as any party may designate by notice given in compliance with this paragraph.

        C)    Governing Law:    This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia.

        D)    Titles and Captions.    All section titles or captions contained in this Agreement are for convenience only and should not be deemed part of the context of this Agreement.

        E)    Entire Agreement:    This Agreement contains the entire understanding of the parties and supersedes any prior understandings and agreements among the parties respecting the subject matter hereof.

        F)    Assignment:    This Agreement shall not be assigned or transferred by any party hereto without the express written consent of the other party. Notwithstanding this provision, upon the granting to the Employer of a charter to operate a bank and the creation of that banking company, this Agreement shall automatically be assigned to that banking company as the Employer, and Employer may assign this Agreement to any successor in interest or after merger.

        G)    Binding Agreement.    This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

        H)    Attorneys Fees and Cost.    In the event arbitration or suit is brought by any party to this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees and costs incurred, such sum to be fixed by the arbitrator or court.

        I)    Arbitration:    Any controversy between the parties involving the construction or application of the terms of this Agreement shall, upon written request of either party served upon the other party as other notices required herein, be submitted to binding arbitration. The arbitration shall comply with and be governed by the rules and regulations of the American Arbitration Association. The parties shall agree on one person to hear and determine the dispute as arbitrator, and if they cannot agree, then they shall each appoint an arbitrator and those two arbitrators shall select a third arbitrator to hear the dispute as a panel with a majority of the panel making a final determination. The costs of arbitration shall be borne initially by both parties, subject to the terms of Section IV, Paragraph H of this Agreement.

        J)    Partial Invalidity.    If any provision of this Agreement is found to be invalid or void by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated.

        IN WITNESS WHEREOF, the parties have set their hands and seals the date and year above written.

EMPLOYEE:
/s/ J. DANIEL OLIVER	(SEAL)
DANIEL OLIVER
EMPLOYER:
CBWG GROUP, LLC
By:	/s/ BRYANT HIGHTOWER
Title:	Chairman Personnel & Compensation Committee
Attest:	/s/ RICHARD C. HAYDEN

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  EXHIBIT 10.4
EMPLOYMENT AGREEMENT